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                                                             EXHIBIT-99.906 CERT

                           SECTION 906 CERTIFICATIONS

Kevin S. McCarthy, Principal Executive Officer, and Ralph Collins Walter, Principal Financial Officer, of Kayne Anderson MLP Investment Company (the "Company"), each certify to his knowledge that:

      1. The Company's periodic report on Form N-CSR for the period ended November 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.

February 8, 2005

/s/ KEVIN S. MCCARTHY                              /s/ RALPH COLLINS WALTER
----------------------                             ------------------------
Kevin S. McCarthy                                  Ralph Collins Walter
Chairman, President and Chief Executive Officer    Chief Financial Officer
(Principal Executive Officer)                      (Principal Financial Officer)